Exhibit 99.1




June 9, 1997; Forest City, PA


     	Mr. William F. Farber, Sr., Chairman of the Board and Mr. David L. Baker, President and Chief Executive Officer of Comm. Bancorp, Inc. and its subsidiary Community Bank and Trust Company, announce the retirement of Mr. Donald R. Edwards, Sr. from the board of directors. Mr. Edwards, along with Mr. Robert Seamans, were instrumental in the consummation of the merger between the First National Bank of Nicholson and Comm. Bancorp Inc. in 1993. Mr. Edwards faithfully served the shareholders of the First National Bank of Nicholson from 1984-1993 and continued serving Comm Bancorp after the merger.

	The Bank has grown to $360,000,000 in assets and has recently recorded record
profits, in part due to Mr. Edwards' contributions.	On behalf of the
shareholders, the Board of Directors, and the employees of Comm. Bancorp, Inc.
and Community Bank and Trust Company, Mr. Farber and Mr. Baker wish to thank Mr.
Edwards for his many years of dedicated service and wish him well in his retirement and future endeavors.



























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